UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 23, 2005 and
                                                   March 17, 2006



                               ONELINK CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                     333-81922                 43-1941213
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(State or other jurisdiction      (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


 One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA           94105
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            (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (415) 293-8277
                                                           --------------

                             One Link 4 Travel, Inc.
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01     Entry into a Material Definitive Agreement
              ------------------------------------------

     On April 8, 2005, Onelink Corporation, formerly known as One Link 4 Travel, Inc. (the "Company"), entered into an Acquisition Agreement (the "Original Agreement") with The Call Center, LLC, a Delaware limited liability company ("TCC"), Paul S. Flannery, as Trustee of the Paul Flannery Trust under trust agreement dated July 2, 2001 and amended and restated November 26, 2003, the sole member of TCC ("Flannery Trust") and Paul S. Flannery ("Flannery") pursuant to which the Company acquired from the Flannery Trust all of its interest in TCC, and thereby acquired sole ownership of TCC, including the operations, assets and business of TCC.

     TCC is a marketing services company providing tele-marketing, customer service, payment collection and marketing survey services for major US corporate clients.

     Pursuant to the terms of the Original Agreement, in exchange for the TCC interests and effective as of April 8, 2005, the closing date (the "Closing") of the Original Agreement, and subject to certain conditions, the Company issued 1,000,000 shares of its common stock to the Flannery Trust and agreed to issue 1,000,000 shares of its common stock to an escrow agent for the benefit of the Flannery Trust, subject to terms and conditions of an escrow agreement.

     The Original Agreement provided that the Company had an irrevocable option to reacquire each of the shares held in escrow at an exercise price of $0.01 per share (the "Repurchase Option"). The Flannery Trust could then elect to reduce the amount of escrowed shares subject to the Repurchase Option by canceling a portion of the outstanding principal amount of a note issued by TCC to Flannery.

     Also pursuant to the Original Agreement, on the second anniversary of the Closing, subject to certain conditions and adjustments, the Company agreed to make a cash payment of up to $2,050,000 to the Flannery Trust, plus an amount equal to any accounts receivable surplus (the "Contingent Consideration"), which amount would be calculated pursuant to a specified formula based on future revenues and cash flows of TCC.

     Following the Closing of the Original Agreement, significant changes occurred in the business of TCC, including a reduction and change in its customer base. In addition, Flannery is no longer serving as the Chief Executive Officer of TCC, his involvement in TCC activities has diminished, and his time available for TCC activities has decreased. As a result of these changes, Flannery and the Company believe that Flannery's involvement in the future operations of TCC will be substantially less than was contemplated at the time of Closing, and that the future value of the TCC business to the Company will be increasingly dependent upon post-Closing operations and less dependant on conditions and assets of the TCC business which existed at the time of Closing.



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     Therefore, on December 23, 2005, the Company, TCC, the Flannery Trust and
Flannery entered into an amendment to the Original Agreement (the "Amendment"), pursuant to which the Company agreed to release 500,000 of the 1,000,000 shares currently in escrow to the Flannery Trust, and the parties agreed that the remaining 500,000 shares in escrow would be returned to the Company for cancellation. The parties agreed that the escrow would be terminated, and that the Repurchase Option contemplated by the Original Agreement would also be terminated.

     In addition, the Amendment provided that the Contingent Consideration payable to the Flannery Trust under the Agreement would consist solely of an accounts receivable surplus (calculated pursuant to a specified formula) and would not consist of any other cash payments payable to Flannery Trust. On March 17, 2006, the parties entered into a Second Amendment to the Original Agreement (the "Second Amendment") in order to provide that the Contingent Consideration is no longer calculated pursuant to a formula, but is now a fixed dollar amount of $663,622.

     Pursuant to the Amendment, the Company is required to pay to the Flannery Trust additional cash consideration in the event that the market price of the Company's common stock is less than $2.50 per share on the second anniversary of the Closing. This additional consideration will equal (a) 1,000,000 multiplied by (b) the positive difference, if any, between $2.50 and the market value of the Company's common stock on the second anniversary of Closing, subject to certain adjustments. In addition, the Company is required to pay to the Flannery Trust additional cash consideration in the event that the market price of the Company's common stock is less than $2.50 per share on the third anniversary of the Closing. This additional consideration will equal (a) 500,000 multiplied by
(b) the positive difference, if any, between $2.50 and the market value of the Company's common stock on the third anniversary of the Closing, subject to certain adjustments. Other than the payments described above and the payment of $663,622 payable on the second closing of the Agreement as provided by the Second Amendment, there is no other cash consideration which may become payable pursuant to the terms of the Agreement, as amended.

     As a condition to the consummation of the transactions contemplated by the Original Agreement, the Company entered in an employment agreement with Flannery, pursuant to which Flannery served as Chief Executive Officer of TCC. Flannery no longer serves as the Chief Executive Officer of TCC and the Amendment provides that this employment agreement terminated effective July 31, 2005; however, the Flannery Trust and Flannery remain subject to a non-competition agreement with the Company pursuant to which the Flannery Trust and Flannery have agreed not to engage in the business of TCC other than for and on behalf of TCC for a period of three years, subject to certain exceptions.

     The obligations and representations of the Company remain secured (i) under a security agreement under which the obligations of the Company are secured by a security interest in the assets of TCC; and (ii) a pledge agreement under which the obligations of the Company are secured by a pledge of the TCC membership interests.

Item 9.01.  Financial Statements and Exhibits
            ---------------------------------

(c)  Exhibits.



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     Exhibit 10.24   First Amendment of Acquisition Agreement dated effective
                     December 23, 2005.

     Exhibit 10.25 Second Amendment of Acquisition Agreement dated effective March 17, 2006.











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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  March 29, 2006                             ONELINK CORPORATION


                                                  By: /s/ F. W. Guerin
                                                      -------------------
                                                  F. W. Guerin
                                                  Chief Executive Officer












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